UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2009

PLAINS CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-53629	75-2182440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Turtle Creek Blvd., Suite 700, Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (214) 252-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 16, 2009, the Board of Directors of Plains Capital Corporation, a Texas corporation (the “Company”), approved an amendment (the “Amendment”) to Article II, Section 10(d) of the Company’s Amended and Restated Bylaws (the “Bylaws”), which changes were effective immediately upon approval. Article II, Section 10(d) of the Bylaws requires shareholders to provide timely written advance notice to the Company prior to making a director nomination. The Amendment increases the amount of time by which shareholders seeking to nominate persons for election as directors at a shareholders’ meeting must provide advance notice to the Company regarding the nomination, as summarized below. The Amendment did not change anything other than the number of calendar days set forth in the advance notice requirements summarized below.

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Prior to the Amendment, to be timely in connection with an annual meeting, the Bylaws required that the notice be received between 90 and 120 calendar days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held. The Amendment increases the 90 to 120 calendar day period to between 130 and 170 calendar days. In addition, prior to the Amendment, the Bylaws provided an exception to the advance notice period described above in the event that the date of the annual meeting was advanced by more than 30 calendar days prior to or delayed by more than 60 calendar days after the date on which the immediately preceding year’s annual meeting of stockholders was held. In such event, to be timely, the Bylaws required that the notice be received by the Company by the later of: (i) 70 calendar days prior to the date of the annual meeting and (ii) the 7th calendar day following the earlier of the date on which notice of the annual meeting was first mailed by or on behalf of the Company or the day on which public announcement was first made of the date of the annual meeting. The Amendment increases the 70 calendar day period in (i) above to 120 calendar days.

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Prior to the Amendment, to be timely in connection with a special meeting, the Bylaws required that the notice be received by the Company between 40 and 60 calendar days prior to the date of such meeting. The Amendment increases the 40 to 60 calendar day period to between 80 and 100 calendar days. In addition, prior to the Amendment, the Bylaws provided an exception to the advance notice period above in the event that less than 50 calendar days notice or prior public announcement of the date of the special meeting was given or made to the shareholders. In such event, to be timely, the Bylaws required that the notice be received by the Company by the 7th calendar day following the earlier of the date on which notice of the date of the special meeting was first mailed by the Company or the day on which public announcement was first made of the date of the special meeting. The Amendment changes from 50 calendar days to 90 calendar days the number of days notice or prior public announcement of the special meeting that will trigger the exception described above.

A copy of the Bylaws, as amended, is filed as Exhibit 3.2 to this current report on Form 8-K and is incorporated herein by reference. The foregoing summary of the amendment is qualified in its entirety by reference to the full text of the Bylaws, as amended, attached hereto as Exhibit 3.2.

Section 8 – Other Events

Item 8.01	Other Events.

Subject to market and other conditions, the Company plans to file a registration statement with the U.S. Securities and Exchange Commission to sell shares of common stock in an initial public offering which would take place on a firm commitment basis through a syndicate of underwriters. The Company’s target for closing the initial public offering is in the fourth quarter of 2009.

The primary purpose of the planned initial public offering is to allow the Company to take advantage of growth opportunities, repay existing debt, redeem the U.S. Department of the Treasury’s preferred stock investment in the Company through the Troubled Asset Relief Program Capital Purchase Program, and support and enhance operations.

THIS NOTICE OF PROPOSED REGISTERED OFFERING SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

Forward Looking and Cautionary Statements

This current report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s present intention to engage in an initial public offering and other future events. Such statements generally include words such as plan, could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements. These risks include, but are not limited to, changes in our results of operations; changes in political, economic, or industry conditions; and the impact of legislative and regulatory actions. The Company assumes no obligation to update or supplement these forward-looking statements.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
3.2	Amended and Restated Bylaws of Plains Capital Corporation, as amended as of July 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS CAPITAL CORPORATION

Date: July 16, 2009	By:	/s/ Allen Custard
	Name:	Allen Custard
	Title:	Executive Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit
3.2	Amended and Restated Bylaws of Plains Capital Corporation, as amended as of July 16, 2009